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                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of April 2, 1996, between Marketing Specialists Sales Company, a Texas corporation (the "COMPANY"), and Bruce Butler (the "EXECUTIVE").

                             PRELIMINARY STATEMENTS

         On and subject to the terms and conditions herein provided, the Company desires to retain the services of the Executive in the capacities and with the responsibilities and the titles set forth herein in order to ensure the attention and dedication to the Company of the Executive as a member of the Company's management, all of which the Company's Board of Directors (the "BOARD") believes will be in the best interests of the Company and its stockholders. The Executive desires to commit himself to so serve the Company. In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth herein. Accordingly, in consideration of these preliminary statements and the respective covenants and agreements of the parties herein contained, and for other good, valid and binding consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                             STATEMENT OF AGREEMENT

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment on the terms and conditions set forth herein.

         2. Term. The employment of the Executive by the Company as provided in
Section 1 shall commence on the date hereof and end on the third anniversary hereof (the "EXPIRATION DATE"); provided, however, that upon the Expiration Date and upon each subsequent anniversary hereof, the Expiration Date shall be automatically extended for one (1) year unless and until the Board delivers notice to the Executive that his employment with the Company shall not be extended, which notice shall be delivered at least one (1) year plus one hundred twenty (120) days prior to the then current Expiration Date.

         3. Positions and Duties. The Executive shall initially be employed as President and Chief Operating Officer and shall thereafter be employed in such executive capacity or capacities as determined by the Board; provided, however, that during the Executive's employment with the Company during the term of this Agreement, the Executive's duties shall be commensurate with those performed by a senior executive of the Company. The Executive shall be stationed in Tampa, Florida, or such other location that, during the term of this Agreement, may be designated by the Company and approved by the Executive. The Executive shall report and be responsible to the Board. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company and shall, subject to the supervision and control of the Board and the provisions of the Company's charter and bylaws, manage, supervise and control such business, and shall faithfully perform his duties on behalf of the Company.


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         4. Compensation and Related Matters.

               (a) Salary.

                   (i) During the term of this Agreement, the Company shall pay to the Executive an annual base salary (the "BASE SALARY") of two hundred forty thousand dollars ($240,000), such Base Salary to be paid in accordance with the Company's normal payroll procedures. The Base Salary shall be reviewed annually by the Compensation Committee of the Board (which shall consist of John Rochon and Ronald D. Pedersen) and may, at any time after the first anniversary hereof, be increased or, subject to the terms of Section 4(a)(ii) below, decreased, by the Compensation Committee, in its sole and exclusive discretion. Notwithstanding the immediately preceding sentence, the Base Salary shall be increased by the Compensation Committee if, and only if, business conditions of the Company and the industry in which the Company operates warrant such increase.

                   (ii) Prior to the commencement of each fiscal year, the Board shall adopt a budget (the "ANNUAL BUDGET") for the operation of the Company for such fiscal year, which budget shall, among other things, establish a target EBITDA (as defined in that, certain Company and Shareholders Agreement (the "SHAREHOLDERS AGREEMENT") dated as of April 2, 1996, by and among the Company, the Executive, MS Acquisition Limited and the other parties thereto, but excluding the effects of any acquisitions, unless provided otherwise by the Board (the "TARGET EBITDA")). Notwithstanding anything herein to the contrary, the Base Salary shall not be decreased unless (1) the Company's actual financial performance during such fiscal year (as such performance is reflected in audited financial statements prepared by the Company's independent auditor) is less than the Target EBITDA for such fiscal year, and (2) a majority of the members of the Board approves such decrease. Any decrease in Base Salary shall remain in effect until the Compensation Committee, in its sole and exclusive discretion, decides to increase, or, subject to this Section 4(a)(ii) (including, without limitation, the terms of the immediately preceding sentence), decrease such Base Salary. In no event shall any decrease be applied (x) retroactively to any date prior to the earlier of the date on which the Compensation Committee declares a decrease in Base Salary or the Board approves such decrease or (y) on a date earlier than as of the end of such fiscal year in which the Company's actual financial performance is less than the Target EBITDA.

               (b) Bonus. At the discretion of the Compensation Committee, the Executive shall be eligible to receive a bonus (the "BONUS"). The amount and timing of any such Bonus shall be determined by the Compensation Committee in its sole and exclusive discretion. In connection with the Compensation Committee's determination of the Bonus, if any, to which the Executive shall be entitled, the Compensation Committee shall review the Executive's Performance with respect to items (I) through (V) listed on Exhibit A attached hereto and shall consider such other factors as it, in its sole and exclusive judgment, shall deem appropriate. The Compensation Committee's determination of the Bonus, if any, to be paid to the Executive shall be made promptly after completion of the Company's annual audit, and any Bonus payable pursuant to such determination shall be paid to the Executive promptly thereafter. The Executive acknowledges that the determination and payment of any Bonus is a privilege, and not an absolute right, granted hereunder.


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               (c) Expenses. During the term of the Executive's employment hereunder, the Company shall pay or reimburse the Executive for all reasonable expenses incurred by the Executive in performing his obligations under this Agreement. Payments or reimbursements of all expenses hereunder will be made promptly following submission of documentation provided in accordance with the standard policies and procedures established by the Company.

               (d) Other Benefits.

                   (i) Employee Benefit Plans. During the term of the Executive's employment hereunder, the Company shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in, all of the employee benefit plans and arrangements in effect on the date hereof in which the executive officers of the Company generally are entitled to participate.

                   (ii) Automobile. During the term of the Executive's employment hereunder, the Company shall provide the Executive with an automobile selected in accordance with guidelines as determined by the Compensation Committee in its sole and exclusive discretion.

                   (iii) Lifetime Right to Insurance After Certain Termination Events. Except in cases where the Executive's employment has been terminated for Cause or by death, the Executive shall have the right to continue the health care benefits afforded him hereunder (once his right to have the Company pay for such benefits terminates hereunder) by paying to the Company the amounts attributable from time to time for such benefits.

         Any payments or benefits payable to the Executive hereunder in respect of any fiscal year during which the Executive is employed by the Company for less than the entire such year shall be treated as provided in the documents governing such plan or arrangement.

         5. Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

               (a) Death. The Executive's employment hereunder shall terminate upon his death.

               (b) Disability. If, as a result of the Executive's Disability (as defined below), the Executive shall be unable to perform his obligations under this Agreement, the Company may terminate the Executive's employment hereunder. "DISABILITY", with respect to the Executive, shall have been deemed to occur at such time as the Executive becomes physically or mentally disabled to such an extent that (i) he has not been able to perform the significant duties of his employment for at least six (6) months on a continuous basis, (ii) such disability cannot be reasonably accommodated, and (iii) in the judgement of a physician retained by the Board, such disability is reasonably expected to continue for more than six (6) additional months. In the event the Executive disagrees with the opinion of the physician retained by the Board, the Executive shall have the right to seek a second opinion from another physician retained by the Executive. In the event the two physicians so retained disagree, such physicians shall jointly nominate a third physician for the purpose of rendering an opinion with respect to


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whether the Executive is unable to perform his obligations under this Agreement, which opinion shall be binding upon the parties hereto.

               (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "CAUSE" to terminate the Executive's employment hereunder upon the determination by the Board, in its sole and exclusive judgment, that any of the following shall have occurred: (i) the failure by the Executive to perform his duties hereunder (other than any such failure resulting from the Executive's Disability), which failure is determined by the Board to be injurious to a reasonable degree or reasonably likely to be injurious to a reasonable degree to the business, operations or interests of the Company, (ii) the gross negligence or willful misconduct (including, but not limited to, an act of moral turpitude) by the Executive which is injurious to a reasonable degree to the Company (including, but not limited to, conduct prohibited by Section 7), or (iii) conviction of a felony, or conduct which, in the reasonable judgement of the Board, would constitute a felony under the federal laws of the United States of America or under the laws of any State thereof.

               (d) Termination Without Cause. The Company may at any time during the term hereof terminate the Executive's employment hereunder without Cause in which event the Executive shall be entitled to receive the compensation described in Section 6(d) below.

               (e) Notice of Termination. Any termination of the Executive's employment by the Company (other than termination pursuant to Section 5(a) hereof) shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall, except in the case of termination pursuant to Section 5(d) hereof, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

               (f) "DATE OF TERMINATION" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 5(b) hereof (relating to Disability), thirty (30) days after Notice of Termination is delivered (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30)-day period), (iii) if the Executive's employment is terminated pursuant to Section 5(c) hereof (relating to Cause), the date specified in the Notice of Termination (which specified date shall under no circumstances be earlier than the date that Notice of Termination is delivered), or (iv) if the Executive's employment is terminated pursuant to
Section 5(d) hereof (relating to termination without Cause), the date specified in the Notice of Termination, which shall not be a date earlier than the date the Notice of Termination is delivered.

         6. Compensation Upon Termination or During Disability.

               (a) During any period that the Executive fails to perform his duties hereunder as a result of Disability, the Executive shall continue to receive his salary at the rate then in effect for a period of 120 days after the applicable Date of Termination.


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               (b) If the Executive's employment is terminated by his death, the
Executive shall continue to receive his salary at the rate then in effect for a period of 120 days after the applicable Date of Termination.

               (c) If the Executive's employment shall be terminated for Cause, the Executive shall continue to receive his salary at the rate then in effect until the Date of Termination.

               (d) If the Executive's employment shall be terminated without Cause, the Executive shall continue to be entitled to receive the compensation and benefits provided for in Section 4 through the Expiration Date and the benefits specified in Section 4(d)(iii) above for the period of time set forth therein. Subject to Section 6(e) below, upon such termination without Cause, the Executive shall be entitled only to such amounts and shall not be entitled to any other payments.

               (e) The Deferred Compensation Plan, amended as of November 20, 1995 (the "DEFERRED COMPENSATION PLAN") shall remain in full force and effect in accordance with the terms thereof notwithstanding any termination of Executive's employment hereunder.

         7. Noncompetition; Nondisclosure. (a) (i) Until the Expiration Date (disregarding any effect thereupon arising out of termination for Cause), and
(ii) during a period of one (1) year following the Expiration Date (disregarding any effect thereupon arising out of termination for Cause, the "POST EMPLOYMENT PERIOD"), the Executive agrees that he will not engage in any Competitive Activity (as defined herein) in the United States of America or its territories or possessions (the "USA") or outside of the USA reasonably likely to have a detrimental effect upon the Company's operations; provided, however, that if the Executive is terminated for Cause, then the Post Employment Period shall constitute a period of two (2) years following the Expiration Date. For purposes of this Section 7, "COMPETITIVE ACTIVITY" shall mean any activity, without the written consent of the Board, consisting of:

               (1) the Executive's direct or indirect participation (for his own account or jointly with others) in the management of, or as an employee of, representative or other agent of, or advisor or consultant to, any other business operation if such operation (a "COMPETITIVE OPERATION") is then in any way competing with a principal business operation of the Company;

               (2) the Executive's ownership of more than five percent (5%) of the capital stock of any business entity which is a Competitive Operation; or

               (3) the Executive loaning funds for the purpose of establishing or operating any Competitive Operation, or otherwise giving advice to any Competitive Operation, or lending or allowing his name or reputation to be used by any Competitive Operation or otherwise allowing his skill, knowledge or experience to be so used.

               (b) If any court having jurisdiction over the subject matter hereof shall hold that the period, scope or geographic area of the restrictions set forth in Section 7(a) hereof is unreasonable or otherwise unenforceable, the parties hereto agree that the maximum period, scope or geographic area deemed reasonable by such court shall be substituted for the period,


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scope or geographic area described herein. Subject to Section 7(e) hereof, as consideration for the Executive's satisfaction of the obligations set forth in
Section 7(a) hereof, upon the termination of the Executive's employment with the Company, the Company shall pay Executive one month's severance pay at the rate of the Executive's salary then in effect.

               (c) The Executive agrees not to use or disclose, either while in the Company's employ or at any time thereafter, to any person not employed on a full-time basis by the Company or its affiliates, or not engaged to render services to the Company or its affiliates, except with the prior written consent of an officer authorized to act in the matter by the Board, any trade secrets or other confidential information obtained by him while in the employ of the Company, provided, however, that this provision shall not preclude the Executive from the use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or from disclosure required by law or court order. The agreement made in this Section 7 shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law or by separate agreement upon the Executive in respect of confidential information of the Company.

               (d) The parties hereto agree that the precise amount of damages incurred by the Company in connection with any breach by the Executive of the obligations set forth in Section 7(a) or Section 7(c) hereof would be difficult, if not impossible, to calculate with any reasonable certainty. Therefore, the parties hereto agree to the imposition of liquidated damages for such breach in accordance with the following formula: for each loss by the Company of an account between the Company and any of its principals that was in effect immediately prior to any breach by the Executive of the obligations set forth in
Section 7(a) or Section 7(c) which loss was proximately caused by such breach by the Executive, the Company shall be entitled to an amount of liquidated damages equal to the gross brokerage paid to the Company under such lost account for the twelve (12) month period immediately preceding such breach. The parties hereto agree that claim for, or an award of, liquidated damages pursuant to the terms hereof shall in no way prejudice the Company's right to seek, or otherwise constitute a waiver of, any equitable relief (including but not limited to injunctive relief) otherwise available to the Company.

               (e) In the event the Executive fails to comply with the obligations set forth in Section 7(a) or Section 7(c) of this Agreement, in addition to any remedy available to the Company under the terms hereof in connection with any such breach, the Company shall have the right to terminate any severance benefits to which the Executive would otherwise have been entitled to under the terms of this Agreement.

         8. Successors; Binding Agreement. The Company agrees to use commercially reasonable efforts to require any successor to all or substantially all of the Company's business and/or assets to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Section 8, "all or substantially all of the Company's business or assets" shall include, but not be limited to, fifty-one percent (51%) or more of the capital stock of the Company. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors,


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administrators, successors, heirs, distributees, devisees and legatees. Except as expressly set forth in this Section 8, this Agreement shall not otherwise be assignable by either party hereto.

         9. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:     Bruce Butler
                                  3906 South Nine Dr.
                                  Val Rico, Florida 33594

         If to the Company:       Marketing Specialists Sales Company
                                  2324 Gateway Drive
                                  Irving, Texas 75063
                                  Attn: Ronald D. Pedersen

         With copies to each of:  Andrews & Kurth L.L.P.
                                  1601 Elm Street
                                  Suite 4400
                                  Dallas, Texas 75201
                                  Attn: J. Gregory Holloway, Esq.

                                  and

                                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                  1700 Pacific Avenue, Suite 4100
                                  Dallas, Texas 75201-4618
                                  Attn: Gary M. Lawrence, P.C.;

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         10. Modification and Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such other officer as may be specifically designated by the Board.

         11. No Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         12. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles.


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         13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14. Arbitration. Any dispute or controversy arising under or in connection with this Agreement, or otherwise in connection with the Executive's termination of employment with the Company or its subsidiaries, shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Dallas, Texas (or, if different, the office of the American Arbitration Association nearest the Executive's principal location), in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 7 hereof, and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond. The expense of such arbitration shall be borne equally by the Company and the Executive.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         16. Entire Agreement. This Agreement, the Deferred Compensation Plan, and the Shareholders Agreement, set forth the entire agreement of the parties hereto in respect of any subject matter contained herein and supersedes all prior severance or other agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

         17. Scope of Covenant. The Executive recognizes the broad scope of the covenants and other provisions of Section 7 hereof, but expressly agrees that such scope is reasonable in light of the nature of the Company's business. If any court or tribunal of competent jurisdiction shall refuse to enforce any or all of such covenants because they are more extensive (whether as to time, geographic area, scope of business or otherwise) than it is deemed reasonable, it is expressly understood and agreed between the parties hereto that such covenants shall not be void, but that for the purpose of such proceedings and in such jurisdictions the restrictions contained herein shall be deemed to be reduced to the extent necessary to permit enforcement of the covenants.

                             Signature Page Follows


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                        MARKETING SPECIALISTS SALES COMPANY

                                        BY: /s/ RONALD D. PEDERSEN
                                           -------------------------------------
                                        Name:  Ronald D. Pedersen
                                             -----------------------------------
                                        Title: Chairman of the Board and
                                                Chief Executive Officer
                                              ----------------------------------

                                        EXECUTIVE

                                        /s/ BRUCE A. BUTLER
                                        ----------------------------------------
                                        Bruce Butler



Signature Page Butler Employment Agreement